Exhibit 4.10

      THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (ii) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                                 eCLICKMD, INC.

                            5% Senior Promissory Note

PP Note No.   4                                               December 21, 2001
            ------

      FOR VALUE RECEIVED, eClickMD, Inc., a Nevada corporation (the "Company") with its principal executive office at 8200 Cameron Road, Suite 170, Austin, Texas 78754, promises to pay to the order of Gryphon Opportunities Fund I, LLC (the "Holder" or "Payee") or registered assigns the principal amount of Two Hundred Seventeen Thousand Three Hundred and Ninety-One and 30/100 ($217,391.30) Dollars (the "Principal Amount") on the earlier to occur of: (i) twenty four
(24) months from the date of issuance of this Note; (ii) the date of a closing of a sale of any debt and/or equity securities of the Company and/or any of its subsidiaries resulting in aggregate gross proceeds of not less than $3,000,000 from all sales of any such securities following the closing of the Offering (as defined below); or (iii) a merger or combination of the Company in which the shareholders of the Company prior to the transaction own less than a majority of the outstanding shares of the of the surviving or combined entity after such transaction, or the sale of all or substantially all of the assets of the Company to one or more third parties or the purchase by a single entity or person or group of affiliated entities or persons of more than 50% of the issued and outstanding voting shares of the Company (the earliest of such events being referred to herein as the "Maturity Date"); provided, however, that notwithstanding anything to the contrary provided herein or elsewhere, the Holder shall have the sole right in its sole discretion to extend the Maturity Date by express written notice at any time or from time to time and this Note shall not mature under any circumstances on, prior to or subsequent to the Maturity Date without the express written consent of the Holder. Notwithstanding anything to the contrary provided herewith or elsewhere nothing shall prevent the Holder under any circumstances from converting this Note as provided and in accordance with Section 5 hereof. The Principal Amount is payable in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

      This Note and other identical notes in the aggregate principal amount of up to $1,250,000 (a "Note," and collectively the "Notes") is issued to the Payee in connection with a private placement (the "Offering"), of Notes and warrants (the "Warrants") (the "Financing") through Gryphon Financial Services Corp. ("Gryphon"), as placement agent, pursuant to a Subscription Agreement by and between the Company and the Payee (the "Subscription Agreement"), a copy of which agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein or elsewhere, this Note is subject and entitled to certain terms, conditions, covenants and agreements contained in the Subscription Agreement. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Payee in the Subscription Agreement with respect to the conditions and procedures for transfer of this Note. Reference to the Subscription Agreement shall in no way impair the absolute and unconditional obligation of the Company to pay both the Principal Amount and interest thereon as provided herein.

      Interest on this Note shall accrue on the Principal Amount outstanding from time to time at a rate per annum computed in accordance with Section 2 hereof and shall be payable in accordance with Section 2 hereof. All payments by the Company hereunder shall be applied first to pay any interest which is due, but unpaid, then to reduce the Principal Amount.

      The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined below), to pay to the Payee, on demand, all costs and expenses (including reasonable legal fees) incurred in connection with the enforcement and collection of this Note.

      1. No Prepayment. This Note may not be prepaid, without the express written consent of the Holder, at any time.

      2. Computation of Interest.

            A. Base Interest Rate. Subject to subsections 2B and 2C below, the outstanding Principal Amount shall bear interest at the rate of five percent (5%) per annum calculated on the basis of a year of three hundred sixty (360) days.

            B. Penalty Interest. In the event this Note is not repaid on the Maturity Date, the rate of interest applicable to the unpaid Principal Amount shall be adjusted to thirteen percent (13%) per annum from the Conversion Date or Maturity Date, whichever occurs first, until repayment; provided, that in no event shall the interest rate exceed the Maximum Rate provided in Section 2C below.

            C. Maximum Rate. In the event that it is determined that, under the applicable laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith (collectively, the "Effective Interest Rate") cause the Effective Interest Rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity.

            D. Payment of Interest. All accrued but unpaid interest on the Note shall be payable upon the earlier to occur of (i) a Conversion Date (as defined in Section 5C hereof and (ii) the Maturity Date. All interest payments shall be paid in cash or in freely trading shares of Common Stock (as defined below) at the Company's option. If an interest payment is to be paid in cash, the Company shall make such payment no later than one (1) business day from the Conversion Date or Maturity Date, as the case may be. If the interest is to be paid in shares of Common Stock, such shares of Common Stock shall be delivered to the Payee or the holder of Conversion Shares (as defined below), or per the holder's instructions, within three (3) business days of the Conversion Date. If such interest is paid in shares of Common Stock, then the number of shares of Common Stock to be issued on account of the accrued interest shall be equal to the amount of the interest owed on such date divided by the lower of (i) $1.00, and
(ii) eighty (80%) of the Fair Market Value (as defined in Section 5 below) of the Common Stock on the Conversion Date or the Maturity Date, as the case may be.

      3. Covenants of Company.

            A. Affirmative Covenants. The Company covenants and agrees that, so long as this Note shall be outstanding, it will perform and each of its Subsidiaries (as defined in the Subscription Agreement) perform the obligations set forth in this Section 3A (the term "Company" as used in this Section 3 being deemed to refer also to such Subsidiaries):

                  (i) Taxes and Levies. The Company will promptly pay and discharge all material taxes, assessments, and governmental charges or levies imposed upon the Company or upon its income and profits, or upon any of its property, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with generally accepted accounting principles ("GAAP") with respect to any such tax, assessment, charge, levy or claim so contested;

                  (ii) Maintenance of Existence. The Company will do or cause to be done all things reasonably necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to the Company, except where the failure to comply would not have a material adverse effect on the Company;

                  (iii) Maintenance of Property. The Company will at all times maintain, preserve, protect and keep its property used or useful in the conduct of its business in good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business;

                  (iv) Books and Records. The Company will at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP. Such books and records shall be open at reasonable times and upon reasonable notice to the inspection of the Payee or its agents;

                  (v) Notice of Certain Events. The Company will give prompt written notice (with a description in reasonable detail) to the Payee of:

                        (a) the occurrence of any Event of Default or any event
                  which, with the giving of notice or the lapse of time, would constitute an Event of Default; and

                        (b) the delivery of any notice to the Company effecting
                  the acceleration of any indebtedness of the Company in excess of $50,000; and

            B. Negative Covenants. The Company covenants and agrees that, so long as any Principal Amount and/or interest this Note shall be outstanding, it will perform the obligations set forth in this Section 3B:

                  (i) Liquidation, Dissolution. The Company will not liquidate or dissolve, consolidate with, or merge into or with, any corporation or entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the Company (so long as the Company is the surviving corporation and no Event of Default shall occur as a result thereof);

                  (ii) Sales of Assets. The Company will not sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part (i.e. representing 20% or more of the Company's total assets or revenues) of its properties or assets to any person or entity; provided that this clause (ii) shall not restrict any disposition made in the ordinary course of business and consisting of

                        (a) capital goods which are obsolete or have no
                  remaining useful life; or

                        (b) finished goods inventories;

                  (iii) Redemptions. The Company shall not purchase or redeem any capital stock of the Company or any indebtedness of the Company or any Subsidiary convertible into or exchangeable for its capital stock or any option, warrant or right to purchase any such capital stock or convertible;

                  (iv) Indebtedness. Without the express written consent of the Holder, the Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money which is not expressly subordinated in right of payment to this Note other than indebtedness securing liens permitted by Subsection (v)(a) below and any indebtedness outstanding as of the date of this Note and expressly disclosed on Schedule I hereto;

                  (v) Negative Pledge. Without the express written consent of the Holder, the Company will not hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                        (a) Liens granted to secure indebtedness incurred to
                  finance the acquisition (whether by purchase or capitalized lease) of tangible assets, but only on the assets acquired with the proceeds of such indebtedness;

                        (b) Liens for taxes, assessments or other governmental
                  charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                        (c) Liens of carriers, warehousemen, mechanics,
                  materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                        (d) Liens (other than Liens arising under the Employee
                  Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; and

                        (e) judgment Liens in existence less than sixty (60)
                  days after the entry thereof or with respect to which execution has been stayed;

                  (vi) Investments. Without the express written consent of the Holder, the Company will not purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000.

                  (vii) Transactions with Affiliates. The Company will not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company (including, but not limited to, officers, directors and shareholders owning 3% or more of the Company's outstanding capital stock).

                  (viii) Dividends. The Company will not declare or pay any cash dividends or distributions on its outstanding capital.

                  (ix) Executive Compensation. Without the express consent of the Company's compensation committee (which must include at least one (1) independent director of the Company's Board of Directors or if no such committee exists, by the approval of the Board of Directors, including all independent directors on the Board), the Company shall not increase the compensation payable to any current executive officer of the Company or the Guarantor without the approval of the independent members of the Board.

      4. Events of Default.

            A. The term "Event of Default" shall mean any of the events set forth in this Section 4A:

                  (i) Non-Payment of Obligations. The Company shall default in the payment of the Principal Amount or accrued interest on this Note as and when the same shall become due and payable, whether by acceleration or otherwise.

                  (ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
Section 3A, which default shall continue uncured for five (5) days.

                  (iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant set forth in
Section 3B.

                  (iv) Bankruptcy, Insolvency, etc. The Company shall:

                        (a) admit in writing its inability to pay its debts as
                  they become due;

                        (b) apply for, consent to, or acquiesce in, the
                  appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors;

                        (c) in the absence of such application, consent or
                  acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property;

                        (d) permit or suffer to exist the commencement of any
                  bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

                        (e) take any corporate or other action authorizing, or
                  in furtherance of, any of the foregoing.

                  (v) Cross-Default. Any indebtedness of the Company, other than due the holders of the Notes (the "Holders"), in an aggregate principal amount exceeding $50,000 shall be duly declared to be or shall become due and payable prior to the stated maturity thereof.

            B. Action if Bankruptcy. If any Event of Default described in clauses (iv)(a) through (d) of Section 4A shall occur, the outstanding Principal Amount and all other obligations under this Note shall automatically be and become immediately due and payable, without notice or demand.

            C. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (iv)(a) through (d) of Section
4A) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Payee may, upon notice to the Company, declare all or any portion of the outstanding Principal Amount, together with interest accrued on this Note, to be due and payable and any or all other obligations hereunder to be due and payable, whereupon the full unpaid Principal Amount hereof, such accrued interest and any and all other such obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand, or presentment.

      5. Conversion.

            A. Holder's Conversion Right. At any time and from time to time, upon the earliest to occur of (i) the date of any public announcement of any merger or combination of the Company in which the shareholders of the Company prior to the transaction own less than a majority of the outstanding shares of the surviving or combined entity after such transaction, or the sale of all or substantially all of the assets of the Company to one or more third parties or the purchase by a single entity or person or group of affiliated entities or persons of more than 50% of the issued and outstanding voting shares of the Company, (ii) the failure to file a registration statement (the "Registration Statement") by the Filing Deadline (as defined in the Registration Agreement, as defined below) , (iii) five (5) business days prior to the effective date of the Registration Statement covered in Section 2.2 of the Registration Agreement, and
(iv) March 1, 2002, any holder this Note(s) shall be entitled to convert any portion of the Principal Amount into fully paid and non-assessable shares of common stock, par value $.001 per share (the "Common Stock"), in accordance with this Section 5(a) and Sections 5(b) and Section 5(c). The Company shall not issue any fraction of a share of Common Stock upon any conversion. All shares of Common Stock (including fractions thereof) issuable upon conversion of the Notes by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing such fractional share, pay to the holder the fair value thereof in cash. The Company shall pay any and all taxes that may be payable with respect to the issuance and delivery of Common Stock upon conversion of Notes unless such taxes result from the issuance of Common Stock upon conversion to a person other than the holder of Notes.

            B. Conversion Price. Subject to anti-dilution adjustment as provided in Section 5(d), the "Conversion Price" of the outstanding Principal Amount of the Notes shall be equal to the lower of (i) $1.00, and (ii) eighty percent (80%) of the Fair Market Value (as defined in Section 5D (vi)(e) below) of the Common Stock. The Principal Amount and interest thereon so elected by the Holder to be converted (the "Converted Amount"), will convert into that number of shares of Common Stock determined by dividing the Converted Amount by the Conversion Price, as adjusted at the time of conversion.

            C. Mechanics of Conversion. To convert the Note into shares of Common Stock on any date (a "Conversion Date"), the holder thereof shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York time on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company, and (ii) surrender to a common carrier for delivery to the Company within three
(3) business days of such date the original Note(s) being converted (or an indemnification undertaking with respect to such Note(s) in the case of their loss, theft or destruction); provided, however, notwithstanding anything to the contrary provided herein or elsewhere, the Holder in its sole option and in its sole discretion shall have the absolute right to instead of submitting the original Note to the Company as provided above upon a conversion of the Note, not submit the Note to the Company upon a conversion and have the Company reduce the Principal Amount being converted on the Company's books and records in the amount as expressly provided in the Conversion Notice, which shall have the same effect as if the Holder submitted the original Note. On or before the third (3rd ) business day following the date of receipt of a Conversion Notice (the "Share Delivery Date"), the Company shall (x) issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled, or (y) provided that the Company's transfer agent (the "Transfer Agent") is participating in The Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, upon the request of the holder, credit such aggregate number of shares of Common Stock to which the holder shall be entitled to the holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system. If the Principal Amount represented by the Note(s) submitted for conversion pursuant to Section 5C (ii) is greater than the Converted Amount, and the Holder has elected to submit the original Note to the Company then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Notes (the "Note Delivery Date") and at its own expense, issue and deliver to the holder a new Note representing the Principal Amount not converted. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of Note(s) shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

            D. Anti-Dilution Provisions. The Conversion Price in effect at any time and the number and kind of securities issuable upon conversion of the Notes shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (i) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time on or after the date of any issuance of any Notes (the "Original Issuance Date"), effects a subdivision of the outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and conversely, if the

Company at any time or from time to time on or after the Original Issuance Date combines the outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection (i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

                  (ii) Adjustment for Certain Dividends and Distributions. If the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection (ii) as of the time of actual payment of such dividends or distributions.

                  (iii) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time on or after the Original Issuance Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event provision shall be made so that the holders of the Notes shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which they would have received had their Notes been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this subsection (e) with respect to the rights of the holders of the Notes

                  (iv) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time on or after the Original Issuance Date, the Common Stock issuable upon the conversion of the Notes is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this subsection (e)), then and in any such event each holder of the Notes shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which Notes could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                  (v) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time on or after the Original Issuance Date there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this subsection (e)) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Notes shall thereafter be entitled to receive upon conversion of the Notes the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this subsection (e) with respect to the rights of the holders of the Notes after the reorganization, merger, consolidation or sale to the end that the provisions of this subsection (e) (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Notes) shall be applicable after that event and be as nearly equivalent as may be practicable.

                  (vi)  Sale of Shares Below Conversion Price.

                        (a) If at any time or from time to time following the Original Issuance Date, the Company issues or sells, or is deemed by the express provisions of this subsection 5D(vi) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock and other than upon a subdivision or combination of shares of Common Stock, in either case as provided in this
Section 5D, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case (1) the then existing Conversion Price shall be reduced such that it is equal to the lowest Effective Price (as hereinafter defined) at which any Additional Shares of Common Stock are issued, and (2) the number of shares of Common Stock issuable upon conversion of this Note(s) shall be increased to a number determined by multiplying the number of shares of Common Stock that would have been issued had this Note(s) been converted immediately prior to the applicable Conversion Price reduction here under by a fraction, the numerator of which shall be the Conversion Price in effect immediately prior to the applicable Conversion Price reduction hereunder and the denominator of which shall be the Conversion Price as so reduced. Such adjustments shall occur automatically and be effective as of the opening of business on the date of such issue or sale.

                        (b) For the purpose of making any adjustment required under this subsection 5D(vi), the consideration received by the Company for any issue or sale of securities shall (i) to the extent it consists of cash be computed at the amount of cash received by the Company, (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the independent members of the board of directors of the Company (the "Board"), (iii) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the

Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options, and (iv) be computed after reduction for all expenses payable by the Company in connection with such issue or sale.

                        (c) For the purpose of the adjustment required under this subsection 5D(vi), if the Company issues or sells any rights, warrants or options for the purchase of, or stock or other securities convertible into or exchangeable for, Additional Shares of Common Stock (such convertible or exchangeable stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights, warrants or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise, conversion or exchange thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights, warrants or options or Convertible Securities, plus, in the case of such rights, warrants or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, warrants, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights, warrants or options or the conversion or exchange of any such Convertible Securities.

                        (d) For the purpose of the adjustment required under this subsection 5D(vi), if the Company issues or sells, or is deemed by the express provisions of this subsection to have issued or sold, any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Conversion Price then in effect, then in each such case the Company shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of the total amount of Convertible Securities covered by such rights or options and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received by the Company for the issuance of such rights, warrants or options, plus the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights, warrants or options, plus the minimum amount of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange of such Convertible Securities. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, warrants or options, shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights, warrants or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion or exchange of such Convertible Securities.

                        (e) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the Original Issuance Date, whether or not subsequently reacquired or retired by the Company, other than (i) shares of Common Stock issuable upon conversion of the Notes (sometimes hereinafter referred to as the "Conversion Shares"), (ii) shares of Common Stock issuable upon exercise of the Warrants, (iii) shares of Common Stock issuable upon exercise of warrants, options and convertible securities outstanding as of the Original Issuance Date (provided that the terms of such warrants, options and convertible securities are not modified after the Original Issuance Date to adjust the exercise price), (iv) shares of Common Stock and/or Warrants issued to Gryphon, (v) shares of Common Stock issued pursuant to any event for which adjustment is made to the Conversion Price under Section 5D hereof or to the exercise price under the anti-dilution provisions of the Warrants, (vi) shares of Common Stock issued upon conversion of promissory notes outstanding as of the date hereof, provided that the conversion and terms thereof of any such promissory notes is approved by the express prior written consent of the Holder, and (vii) shares of Common Stock sold in a private placement resulting in aggregate gross proceeds to the Company of no less than $1,000,000 through a NASD Member Firm or a recognized institutional investor and provided that in such private placement no securities are issued by the Company with any adjustable, reset or similar conversion and/or exercise price features. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this subsection (vi), into the aggregate consideration received, or deemed to have been received, by the Company for such issue under this subsection (vi), for such Additional Shares of Common Stock. "Other Securities" with respect to an issue or sale of Additional Shares of Common Stock shall mean Convertible Securities other than the Preferred Shares, and the Warrants; "the number of shares of Common Stock underlying Other Securities" on a particular date shall mean the number of shares of Common Stock issuable upon the exercise, conversion or exchange, as the case may be, of such Other Securities at the close of business on such date. "Fair Market Value" shall mean as of any date (i) if the shares of the Common Stock are listed on a national securities exchange, the average closing bid prices as reported for composite transactions during the five (5) consecutive trading days immediately prior to a Conversion Date; (ii) if shares of the Common Stock are not so listed but are traded on the NASDAQ National Market ("NNM"), the average of the closing prices as reported on the NNM during the five (5) consecutive trading days immediately prior to the Conversion Date; or if applicable, the Nasdaq SmallCap Market ("NSCM"), or if not then included for quotation on the NNM or the NSCM, the closing bid price as reported by the NASD OTC Bulletin Board or the National Quotation Bureau, as the case may be, or (iii) if the shares of the Common Stock are not then publicly traded, the fair market price, not less than book value thereof, of the Common Stock as determined in good faith by the independent members of the Board.

                        (f) Other than a reduction pursuant to its applicable anti-dilution provisions, any reduction in the conversion price of any Convertible Security, whether outstanding on the Original Issuance Date or thereafter, or the price of any option, warrant or right to purchase Common Stock or any Convertible Security (whether such option, warrant or right is outstanding on the Original Issuance Date or thereafter), to an Effective Price less than either the then Fair Market Value or the current Conversion Price, shall be deemed to be an issuance of such Convertible Security and all such options, warrants or rights at such Effective Price, and the provisions of Sections 5(vi)(c), (d) and (e) shall apply thereto mutatis mutandis.

                  (vii) No Adjustments in Certain Circumstances. No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one ($0.01) cent in such price; provided, however, that any adjustments which by reason of this subsection (vii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this subsection 5(d)(vii) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

            E. No Impairment. The Company will not directly and/or indirectly through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Shares against impairment.

            F. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of this Note(s) a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the holder of this Note(s), furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the this Note(s).

            G. Stock Purchase Rights. If at any time or from time to time, the Company grants or issues to the record holders of the Common Stock any options, warrants or rights (collectively, "Stock Purchase Rights") entitling any holder of Common Stock to purchase Common Stock or any security convertible into or exchangeable for Common Stock or to purchase any other stock or securities of the Company, the holder of this Note(s) shall be entitled to acquire, upon the terms applicable to such Stock Purchase Rights, the aggregate Stock Purchase Rights which the holder of this Note(s) could have acquired if it had been the record holder of the maximum number of shares of Common Stock issuable upon conversion of this Note(s) on both (x) the record date for such grant or issuance of such Stock Purchase Rights, and (y) the date of the grant or issuance of such Stock Purchase Rights.

            H. Liquidated Damages. Following the first day that a registration statement covering the shares of Common Stock issuable upon conversion of this
Note is declared effective by Securities and Exchange Commission (the "SEC"), in the event stock certificates for unlegended, unrestricted shares of Common Stock are not delivered per the written instructions as provided in this Section 5 of the then holder of this Note on or before the Share Delivery Date for any reason or no reason, then in such event the Company shall pay to the then holder of this Note a cash payment equal to five (5%) of the Principal Amount being converted per each day after the Share Delivery Date that the Common Stock is not delivered. The Company acknowledges that its failure to deliver the Common Stock no later than the Share Delivery Date will cause the holder of this Note to suffer damages in an amount that will be difficult to ascertain. Accordingly, the parties agree that it is appropriate to include in this Note a provision for liquidated damages. The parties acknowledge and agree that the liquidated damages provision set forth in this section represents the parties' good faith effort to qualify such damages and, as such, agree that the form and amount of such liquidated damages are reasonable and will not constitute a penalty. The payment of liquid damages shall not relieve the Company from its obligations to deliver the Common Stock pursuant to the terms of this Note. The Company shall make any payments incurred under this Section 5H in immediately available funds no later than within two (2) business days from the Share Delivery Date that the shares of Common Stock were to be delivered by. Nothing herein shall limit the Holder's right to pursue actual damages.

            I. Limitation on Conversion. Except to allow the conversion and sale of the Conversion Shares in a merger, combination or similar transaction, or upon a liquidation or distribution of assets of the Company or similar transaction, in no event shall the Payee be entitled to convert, any Principal Amount in excess of that amount upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Payee or the holder of Conversion Shares and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note, and (2) the number of shares of Common stock issuable upon the conversion of this Note with respect to which the determination of this provision is being made, would result in beneficial ownership by the Holder and its affiliates of more than 9.99% of the outstanding shares of Common Stock of the Company (after taking into account the shares to be issued to the Payee or the holder of Conversion Shares upon such conversion). For purposes of this provision to the immediately preceding sentence, beneficial ownership shall be determined by the Holder based upon and in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (1) of such provision.

      6. Assumption and Provision Upon Organic Change. Prior to the consummation of any Organic Change (as defined below), the Company shall make appropriate provision to ensure that the holder of this Note(s) will thereafter have the right to acquire and receive in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such shares of stock, securities or assets that would have been issued or payable in such Organic Change with respect to or in exchange for the number of shares of Common Stock which would have been acquirable and receivable upon conversion of this Note(s) into Common Stock immediately prior to such Organic Change. The following shall constitute an "Organic Change:" any recapitalization, reorganization, reclassification, consolidation or merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

      7. Reservation of Authorized Shares. The Company shall, so long as any Principal Amount or interest on this Note(s) is outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note(s), 300% of such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note(s).

      8. Registration Rights Agreement. The Payee and the holder of the Conversion Shares are entitled to have the Conversion Shares registered under the 1933 Act in accordance with the Investor Registration Rights Agreement entered into by the Company in connection with the Offering (the "Registration Agreement") and to such remedies for breaches of, or default under the Registration Agreement as are provided in Section 9 hereof.

      9. Remedies for Breaches of Certain Registration Rights.

            A. As partial relief for a Registration Statement Default, and for the damages to the Payee and the holder of Conversion Shares by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity) (i) the then Conversion Price shall be reduced by five (5%) percent for each aggregate thirty (30) day period (or pro rated amount thereof for partial thirty (30) day periods) that (A) the Registration Statement is not filed with the SEC by the Filing Deadline (B) the Registration Statement is not declared effective by the SEC following the Effectiveness Deadline and/or (C) after the Registration Statement is declared effective by the SEC, each Registration Statement is not available for the sale of at least all of the Conversion Shares required to be included in such Registration Statement and (ii) the number of Conversion Shares shall be increased to a number determined by multiplying the number of applicable Conversion Shares purchasable immediately prior to the applicable Conversion Price reduction hereunder by a fraction, the numerator of which shall be the Conversion Price in effect prior to the applicable Conversion Price reduction hereunder and the denominator of which shall be the Conversion Price as so reduced. Capitalized terms used in this Section 9A but not defined herein shall have the meanings given such terms in the Registration Agreement.

            B. In the event of any Rule 144 Default by the Company, then, as partial relief for damages to any Holder by reason of any delay or inability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), (i) the then Conversion Price as set forth herein shall be reduced by five (5%) percent for each aggregate thirty
(30) day period (or pro rated amounts thereof for partial thirty (30) day periods) that the Payee and holder of Conversion Shares, and (ii) the number of Conversion Shares shall be increased to a number determined by multiplying the number of applicable Conversion Shares purchasable immediately prior to the applicable conversion Price reduction hereunder by a fraction, the numerator of which shall be the Conversion Price in effect prior to the applicable Conversion Price reduction hereunder and the denominator of which shall be the Conversion Price as so reduced. Capitalized terms used in this Section 9B but not defined herein shall have the meanings given such terms in the Registration Agreement.

      10. Amendments and Waivers.

            A. The provisions of this Note may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to in writing by the Company, Gryphon and holders owning no less than 50.1% of the then outstanding Principal Amount; provided, however, that no such amendment, modification or waiver which would (i) modify this Section 10A, (ii) extend the Maturity Date for more than one additional year, or (iii) reduce the Principal Amount payable hereunder shall be made without the consent of the holder of each Note so affected.

            B. No failure or delay on the part of the Payee in exercising any power or right under this Note shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Payee shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

            C. To the extent that the Company makes a payment or payments to the Payee, and such payment or payments or any part thereof are subsequently for any reason invalidated, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            D. After any waiver, amendment or supplement under this Section 9 becomes effective, the Company shall mail to the Holders a copy thereof.

      11. Miscellaneous.

            A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the successors and permitted assigns of the Company and the Payee, respectively, whether so expressed or not.

            B. Governing Law, Etc. This Agreement shall be governed by and construed solely in accordance with the internal laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby expressly and irrevocably agree that any suit or proceeding arising under this Agreement or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, Company hereby expressly and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon it personally, or by certified mail or registered mail upon Company or such agent, return receipt requested, with the same full force and effect as if personally served upon Company in New York City. The parties hereto expressly and irrevocably each waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements.

            C. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

                 [Remainder of page intentionally left blank]

      IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                    eCLICKMD, INC.


                                    By:   /s/ Marion R. Rice
                                          ------------------------------
                                          Name: Marion R. Rice
                                          Title: CEO and Chairman